Exhibit 99.1


             CSS Industries, Inc. Reports Sales and Earnings for the
                 Quarter and Nine Months Ended December 31, 2005


     PHILADELPHIA--(BUSINESS WIRE)--Jan. 30, 2006--CSS Industries, Inc. (NYSE:CSS) announced today the results of operations for the third quarter and nine months ended December 31, 2005. For the quarter ended December 31, 2005, sales increased by 2% to $251,796,000 from $247,169,000 in the prior year. Net income was essentially flat at $23,924,000 compared to prior year net income of $23,971,000, while earnings per share increased 14% to $2.18 per diluted share from $1.91 per diluted share in the prior year. The increase in earnings per diluted share was the result of stock repurchases in March 2005 and fiscal 2006.
     For the nine months ended December 31, 2005, sales decreased by 1% to $473,333,000 from $478,435,000 in 2004. Net income decreased 16% to $29,508,000 compared to prior year net income of $35,177,000. For the nine months ended December 31, 2005, earnings per diluted share declined 4% to $2.69 per diluted share from $2.79 per diluted share as lower earnings were partially offset by a 13% reduction in the number of diluted shares outstanding due to the repurchase of stock in March 2005 and during fiscal 2006. The Company's highly seasonal orientation results in operating losses in the first and fourth quarters of the fiscal year and operating profits in the second and third quarters.
     The increase in sales for the quarter ended December 31, 2005 was primarily the result of customer requested shifts of Christmas shipments from September to October as well as the earlier timing of Valentine shipments from the fourth quarter to the third quarter in the current fiscal year. The decrease in net income for the quarter ended December 31, 2005 was primarily due to increased product and freight costs related to our gift wrap and tissue product lines, offset by higher sales, including the effect of a reduction in customer program expense. The decrease in sales for the nine months ended December 31, 2005 was primarily due to lower sales of Christmas gift wrap, boxed greeting cards and everyday ribbons and bows, partially offset by improved sales of gift bags and tissue as well as the earlier shipment of Valentine products as described above. The decrease in net income for the nine months ended December 31, 2005 was primarily attributable to the impact of this lower sales volume and higher product and freight costs related to our gift wrap and tissue product lines, partially offset by the effect of a reduction in customer program expense and decreased selling, general and administrative expenses, primarily related to incentive compensation.
     "Our previous guidance of earnings per share growth for fiscal 2006 was zero to five percent over the prior year. Results for the quarter did not meet our expectations primarily as a result of product cost increases and excessive delivery costs related to our gift wrap and tissue product lines. These factors, combined with reduced expectations for sales in non-seasonal product lines, have led us to reduce our earnings per share guidance for the full year. We now expect earnings per share for the full year to decline between 5% and 10% compared to last year. Significant management changes have been made to address the primary causes of this poor performance," said David Erskine, President and CEO.
     CSS is a consumer products company primarily engaged in the manufacture and sale to mass market retailers of seasonal, social expression products, including gift wrap, gift bags, boxed greeting cards, gift tags, tissue paper, paper and vinyl decorations, classroom exchange Valentines, decorative ribbons and bows, Halloween masks, costumes, make-ups and novelties, educational products and Easter egg dyes and novelties.

     This press release includes "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, including, among others, statements relating to expected future earnings and financial performance. Forward-looking statements are based on the beliefs of the Company's management as well as assumptions made by and information currently available to the Company's management as to future events and financial performance with respect to the Company's operations. Forward-looking statements speak only as of the date made. The Company undertakes no obligation to update any forward-looking statements to reflect the events or circumstances arising after the date as of which they were made. Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including without limitation, general market conditions, increased competition, increased operating and product costs, including labor-related and energy costs, currency risks and other risks associated with international markets, the risk that customers may become insolvent, costs of compliance with governmental regulations and government investigations, liability associated with non-compliance with governmental regulations, including regulations pertaining to the environment, Federal and state employment laws, and import and export controls and customs laws, and other factors described in the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 2005 and elsewhere in the Company's SEC filings. As a result of these factors, readers are cautioned not to place undue reliance on any forward-looking statements included herein or that may be made elsewhere from time to time by, or on behalf of, the Company.

     CSS' consolidated results of operations for the three and nine months ended December 31, 2005 and 2004 and consolidated condensed balance sheets as of December 31, 2005, March 31, 2005 and December 31, 2004 follow:



                 CSS INDUSTRIES, INC. AND SUBSIDIARIES
                 -------------------------------------
                  CONSOLIDATED RESULTS OF OPERATIONS
                  ----------------------------------
                              (Unaudited)

(In thousands, except
 per share amounts)

                            Three Months Ended     Nine Months Ended
                               December 31,          December 31,
                           --------------------- ---------------------
                             2005       2004       2005       2004
                           ---------- ---------- ---------- ----------

SALES                       $251,796   $247,169   $473,333   $478,435
                           ---------- ---------- ---------- ----------

COSTS AND EXPENSES
   Cost of sales             189,367    184,656    357,808    353,270
   Selling, general and
    administrative
    expenses                  23,870     24,221     66,905     68,984
   Interest expense, net       1,483        906      2,982      2,032
   Other expense (income),
    net                          (47)        49       (182)      (643)
                           ---------- ---------- ---------- ----------

                             214,673    209,832    427,513    423,643
                           ---------- ---------- ---------- ----------

INCOME BEFORE INCOME TAXES    37,123     37,337     45,820     54,792

INCOME TAX EXPENSE            13,199     13,366     16,312     19,615
                           ---------- ---------- ---------- ----------

NET INCOME                   $23,924    $23,971    $29,508    $35,177
                           ========== ========== ========== ==========

NET INCOME PER COMMON
 SHARE
   Basic                       $2.27      $2.01      $2.81      $2.95
                           ========== ========== ========== ==========
   Diluted                     $2.18      $1.91      $2.69      $2.79
                           ========== ========== ========== ==========

WEIGHTED AVERAGE SHARES
   OUTSTANDING
   Basic                      10,538     11,952     10,483     11,929
                           ========== ========== ========== ==========
   Diluted                    10,979     12,523     10,967     12,607
                           ========== ========== ========== ==========

CASH DIVIDENDS PER SHARE
 OF COMMON STOCK                $.12       $.10       $.36       $.30
                           ========== ========== ========== ==========

----------------------------------------------------------------------

COMPREHENSIVE INCOME
   Net income                $23,924    $23,971    $29,508    $35,177
   Foreign currency
    translation adjustment         -         (8)         -         (3)
                           ---------- ---------- ---------- ----------
   Comprehensive income      $23,924    $23,963    $29,508    $35,174
                           ========== ========== ========== ==========



                 CSS INDUSTRIES, INC. AND SUBSIDIARIES
                 -------------------------------------
                 CONDENSED CONSOLIDATED BALANCE SHEETS
                 -------------------------------------
                              (Unaudited)

(In thousands)

                                       December    March     December
                                       31, 2005   31, 2005   31, 2004
                                      ---------- ---------- ----------
               ASSETS
-------------------------------------

CURRENT ASSETS
   Cash and cash equivalents            $18,376    $57,333    $18,845
   Accounts receivable, net             200,194     37,273    214,715
   Inventories                           84,931    101,867     81,652
   Deferred income taxes                  8,782      8,199      7,491
   Other current assets                  13,826     13,945     13,719
                                      ---------- ---------- ----------

      Total current assets              326,109    218,617    336,422
                                      ---------- ---------- ----------

PROPERTY, PLANT AND EQUIPMENT, NET       71,652     75,402     77,681
                                      ---------- ---------- ----------

OTHER ASSETS
   Intangible assets, net                35,398     35,468     35,506
   Other                                  4,073      4,419      4,852
                                      ---------- ---------- ----------

      Total other assets                 39,471     39,887     40,358
                                      ---------- ---------- ----------

      Total assets                     $437,232   $333,906   $454,461
                                      ========== ========== ==========

LIABILITIES AND STOCKHOLDERS' EQUITY
-------------------------------------

CURRENT LIABILITIES
   Notes payable                        $57,900         $-    $19,000
   Current portion of long-term debt     10,238     10,442     10,000
   Other current liabilities             85,599     56,297     95,609
                                      ---------- ---------- ----------

      Total current liabilities         153,737     66,739    124,609
                                      ---------- ---------- ----------

LONG-TERM DEBT, NET OF CURRENT
 PORTION                                 30,560     40,000     40,000
                                      ---------- ---------- ----------

LONG-TERM OBLIGATIONS                     3,541      3,607      3,602
                                      ---------- ---------- ----------

DEFERRED INCOME TAXES                     7,430      7,071      6,451
                                      ---------- ---------- ----------

STOCKHOLDERS' EQUITY                    241,964    216,489    279,799
                                      ---------- ---------- ----------

      Total liabilities and
       stockholders' equity            $437,232   $333,906   $454,461
                                      ========== ========== ==========


     CONTACT: CSS Industries, Inc.
              Clifford E. Pietrafitta, 215-569-9900